                                                                Exhibit 10.11




                            News America Incorporated
                           1211 Avenue of the Americas
                            New York, New York 10036

                                  March 1, 1999


Juno Online Services, Inc.
1540 Broadway
27th Floor
New York, New York 10036

         Re: PREPAYMENT OF ADVERTISING SERVICES

Ladies and Gentlemen:

         This letter shall serve to set forth the terms of the agreement between Juno Online Services, Inc., a Delaware corporation (the "Company"), and News America Incorporated, a Delaware corporation ("NAI"), relating to the prepayment by the Company to NAI of $10.0 million (the "Prepayment") for Advertising Services (as defined below).

         In consideration and upon receipt of the Prepayment which the Company shall make to NAI by wire transfer or bank check on the date hereof, which payment obligation is evidenced by a note dated March 1, 1999, NAI shall provide, to the Company, at no additional charge, such advertising inventory on their respective media properties and other services ("Advertising Services") as the Company requests, which Advertising Services shall be (i) equivalent in value to the Prepayment, and (ii) utilized by the Company on or before the date two (2) years after the date hereof. Any Advertising Services provided to the Company by NAI or its Affiliates shall be (i) determined jointly and in good faith by the Company and NAI and (ii) valued at then-current rates (less any customary advertising agency commissions, where possible, to the extent that no such commissions are due to any agency engaged by the Company), and no greater than those customarily applied by NAI or its Affiliates to buyers of similar amounts of comparable advertising services (taking into account customary discounts from published rates, if any). NAI shall assist the Company in structuring an integrated marketing program across all advertising inventory made available by NAI and its Affiliates pursuant hereto, which marketing program shall be determined jointly and in good faith by NAI and the Company in writing.

         Please indicate your acceptance of the foregoing by signing below.


                                  Very truly yours,

                                  NEWS AMERICA INCORPORATED


                                  By: /s/Janet Nova
                                      ---------------------
                                      Name:  Janet Nova
                                      Title: Vice President

Agreed:

JUNO ONLINE SERVICES, INC.


By: /s/Charles Ardai
    ---------------------
    Name:  Charles Ardai
    Title: President


                                       2